Exhibit 99.1

AITX's RAD Multi-Unit Deployment Confirms Repeatable Construction Playbook

Nine Units Deployed and Operating with SARA Licenses

Detroit, Michigan, February 11, 2026 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a global leader in AI-driven security and productivity solutions, along with its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), today announced the successful deployment of nine RIO™ Mini solar powered autonomous security towers at a major construction site in the Midwest United States. The nine units are now operating with active SARA™ (Speaking Autonomous Responsive Agent) licenses, delivering autonomous monitoring, detection, and response across the site.

AITX
Artificial Intelligence Technology Solutions Inc.
RAD
an AITX company
ROBOTIC
ASSISTANCE
DEVICES
Nine Units Live
RIO Mini with SARA

Real-world deployment of nine RAD RIO Mini units operating with SARA at a Midwest construction site.

This deployment completes an execution cycle first outlined in RAD's January 23, 2026 announcement, which detailed the planned rollout of ten RIO Mini units following an initial order secured in October 2025. As stated in that announcement, recurring monthly revenue (RMR) associated with both the RIO Mini units and SARA licenses began in January. The tenth unit is expected to deploy in the near future once site conditions are acceptable.

The progression from initial order to planned deployment to active operation reflects RAD's established execution model within the construction sector. This approach builds on prior large-scale construction deployments, including a sixteen-unit RIO Mini deployment completed in December 2025, RAD completed a separate sixteen-unit RIO Mini deployment at another major construction project, demonstrating how multi-unit deployments transition quickly from initial placement to full operational coverage as site requirements evolve.

"Deployments like this show how construction customers are standardizing on autonomous security as part of their normal operations," said Troy McCanna, Chief Security Officer and Chief Revenue Officer at RAD. "Large job sites require consistent visibility and response across constantly changing conditions. Once autonomy proves itself in the field, expansion becomes a natural next step rather than a new decision."

Sitting atop a standard RIO Mini configuration is a ROSA unit. ROSA is a multiple award-winning, compact, self-contained, portable, security and communication solution that can be installed and activated in about 15 minutes. ROSA's AI-driven security analytics include human, firearm, vehicle detection, license plate recognition, responsive digital signage and audio messaging, and complete integration with RAD's software suite notification and autonomous response library. Two-way communication is optimized for cellular, including live video from ROSA's high-resolution, full-color, always-on cameras. RAD has published seven Case Studies detailing how ROSA has helped eliminate instances of theft, trespassing and loitering at construction sites, mobile home parks, retail centers, hospital campuses, multi-family communities across the country.

RAD invites security professionals, community operators, and channel partners to experience RIO, ROSA and SARA in action at ISC West 2026. Attendees will have the opportunity to see live demonstrations, speak directly with RAD leadership and product experts, and learn how autonomous security deployments are being proven, expanded, and scaled across real world environments. Meetings may be scheduled in advance or arranged onsite throughout the show.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry's existing and costly manned security guarding and monitoring model. RAD delivers these cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, which is a formal, independent audit that evaluates a service organization's internal controls for handling customer data and determines if the controls are not only designed properly but also operating effectively to protect customer data. This audit reinforces the Company's credibility with enterprise and government clients who require strict data protection and security compliance.

RAD is led by Steve Reinharz, CEO/CTO and founder of AITX and RAD, who brings decades of experience in the security services industry. Reinharz serves as chair of the Security Industry Association's (SIA) Autonomous Solutions Working Group and as a member of the SIA Board of Directors. The RAD team also draws on extensive expertise across the sector, including Mark Folmer, CPP, PSP, President of RAD and Chair of the ASIS International North American Regional Board of Directors, Troy McCanna, former FBI Special Agent and RAD's Chief Security Officer, and Stacy Stephens, co-founder of security robotics company Knightscope. Their combined backgrounds in security industry leadership, law enforcement, and robotics innovation reinforce RAD's ability to deliver proven, practical, and disruptive solutions to its clients.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX's RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.raddog.ai, www.radgroup.ai, www.saramonitoring.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

For purposes of the Company's disclosures, "Artificial Intelligence" refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company's business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company's primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight.

Further note that the Company's Board of Directors oversees the Company's deployment of Artificial Intelligence.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/